Exhibit 10.36

Attachment B

RELOCATION PAYBACK AGREEMENT

Effective Date of Transfer 12/8/08

I, Jeffrey J. Kyle agree to pay back relocation expenses in accordance with the following guidelines:

Termination within 24 months of accepting new assignment

If I voluntarily terminate employment or I am involuntarily terminated within the first two years after the transfer date (defined as the commencement of salary at the destination location), I will repay all relocation benefits previously paid by the Company, according to the following graduated scale.

1st - 12th Month	100%	17th Month	75%	22nd Month	25%
13th Month	95%	18th Month	65%	23rd Month	15%
14th Month	90%	19th Month	55%	24th Month	5%
15th Month	85%	20th Month	45%	25th Month	0%
16th Month	80%	21st Month	35%

/s/ Jeffrey J. Kyle	Date	2/16/09
Employee Signature

/s/ Michael DeCocco	Date	2/16/09
Sensus Metering Systems HR Signature

The top portion of this form is to be completed at the time of authorization to move. A copy of the signed form should be given to the employee. The original should be retained by Sensus Metering Systems’ Human Resource Department.

To be filled out at the time of termination:

Date terminated                      Sensus Metering Systems to be paid back in full by

Reason(s)

Sensus Metering Systems Relocation Payback Agreement Rev. 08-01-08